UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Check the appropriate box:

|X|   Preliminary Information Statement
[_]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14c-5(d)(2))
[_]   Definitive Information Statement

                        Absolute Glass Protection, Inc.
-------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the Offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                           Absolute Glass Protection, Inc.
                                3140 Venture Drive
                               Las Vegas, NV  89101

To the Stockholders of Absolute Glass Protection, Inc.:

This information is being provided to the shareholders of Absolute Glass, Inc. (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing a one-for-two hundred reverse stock split (the
"Stock Split"). Five shareholders holding shares representing 54.1% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company's Board of Directors approved this action on May 9, 2005, and recommended to effectuate a one-for-two hundred reverse split of the outstanding Common Stock, with no stockholder to be reduced below one (1) share, on a per stockholder of record basis, and with all fractional shares rounded up. The terms of the reverse stock split provide for each two hundred
(200) of the outstanding shares of our Common Stock on the date of the reverse stock split will be automatically converted into one (1) share of our Common Stock, thereby reducing the number of shares of our Common Stock issued and outstanding. The reverse split does not change the $0.001 par value designation of our Common Stock, or the number of shares of our Common Stock authorized for issuance. Any shareholder who owns two hundred (200) or fewer common shares will receive one (1) share.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about [date]. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was May 9, 2005, (the "Record Date").

By Order of the Board of Directors

/s/ Evagelina Esparza Barrza
----------------------------
    Evagelina Esparza Barrza
    Director

This information statement is being furnished to all holders of the common stock of Absolute Glass in connection with the Proposed Action by Written Consent to authorize the board of directors to carry out a reverse split of the common stock on a one-for-two hundred.

                           INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Absolute Glass Protection, Inc., a Nevada Corporation ("Absolute Glass" or the "Company"), in connection with resolutions of the Board of Directors and the written consent of five shareholders, representing 54.1% of the common stock of Absolute Glass providing for a reverse split of the common stock of Absolute Glass on a basis of one-for-two hundred shares. The reverse split will be conducted at a time to be determined by the board of directors subject to filing of required notices.

The Form 10-KSB for the year ended September 30, 2004, and quarterly reports on Form 10-QSB for the past quarters ended December 31, 2004, June 30, 2004 and March 31, 2004, filed by Absolute Glass with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Absolute Glass is current in the filing of all required reports. See the caption entitled "Additional Information," below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT A ONE FOR TWO HUNDRED REVERSE STOCK SPLIT OF ABSOLUTE GLASS' COMMON STOCK.

Absolute Glass' board determined that it would be in the Company's best interest in the near future to conduct a reverse split of its common stock on a one-for-two hundred basis and has received the consent of holders of a majority of the votes available as to the common stock to authorize the board to conduct such a reverse split in the Board's discretion.

The board believes that a reverse split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical stock. This process that is known as a reverse split would take two hundred shares of the issued and outstanding common stock and convert those shares into one share of the post-reverse stock split common. Any shareholder who owns two hundred (200) or fewer common shares will receive one (1) share.

REASONS FOR THE REVERSE STOCK SPLIT:
------------------------------------

The primary purposes of the reverse stock split are to accomplish the following:

a) increase the per share price of the common stock to help maintain the interest of the markets;

b) reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and

c) provide the management of the Company with additional flexibility to facilitate future stock acquisitions and financing for the Company.

For the above reasons, the board believes that the reverse stock split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the reverse stock split will have the desired benefits.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT:
----------------------------------------------

The board has indicated that fractional shares will not be issued. Instead, Absolute Glass will issue one full share of the post-reverse stock split common stock to any shareholder who entitled to receive a fractional shares as a result of the process. (Fractional shares will be rounded up into a whole share.) Any shareholder who owns 200 or fewer common shares will receive one share. This reverse stock split will reduce the number of issued and outstanding common shares from 32,863,690 to 164,318 common shares and have no effect on the authorized number of shares. Each shareholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that shareholder did immediately prior to the stock split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

If acted upon by the Company's board of directors, the consent of the majority of common stock reported herein would result in each shareholder's percentage ownership interest in the Company and proportional voting power to remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of voting capital stock will be substantially unaffected by the reverse stock split. All issued options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) will also be appropriately adjusted for the reverse stock split.

The reverse stock split may also result in some shareholders holding "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

The board of directors of Absolute Glass may authorize, without further shareholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders. The current net tangible book value per share will be diluted if additional shares are issued without a concurrent increase in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. If all additional shares of authorized common stock were issued, without any increase in the net book value of the assets of the Company, the net book value per share would decrease by a factor of 200.

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


Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of Absolute Glass through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of Common Stock after giving effect to the Reverse Stock Split with the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, these change, include the reverse stock split will have on the market price of the Company's common stock.

NO DISSENTER'S RIGHTS
---------------------

Under Nevada Law, dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
-----------------------------------------

The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein have been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of stock in lieu of fractional shares. Hence, shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional share (as described below). The holding period for such shares of stock after the reverse split will include the holding period of shares of stock before the reverse stock split, provided that such shares of stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of stock before the reverse stock split excluding the basis of fractional shares.

A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.


QUESTIONS AND ANSWERS REGARDING THE REVERSE STOCK SPLIT OF THE COMMON STOCK.
----------------------------------------------------------------------------

Q. WHY HAS APPROVAL BEEN SOUGHT FOR THE REVERSE STOCK SPLIT OF THE COMMON STOCK ON A 1 FOR 200 BASIS?

A. The Board sought approval of a reverse stock split of the common stock of a 1 for 200 shares of the currently issued common stock and voting capital stock. The Board believes that the reverse stock split will enhance the Company's flexibility with regard to the ability to issue capital stock for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the advancement of Absolute Glass' business through the acquisition of other businesses or products. Further, it is the expectation of the Board that such a reverse stock split would increase the market price of the resulting stock and thus maintain a higher level of market interest in the shares, including shares issued pursuant to the Company's employee compensation plans, thereby providing additional flexibility to management with regard to the issuance of shares and with regard to maintaining the proper market capitalization of the Company.

Q.  HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSED REVERSE STOCK SPLIT?

A. The sole member of the Board of Directors has approved the reverse stock split of the of issued capital stock in the best interest of Absolute Glass and the best interest of the current shareholders of Absolute Glass.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF REVERSE SPLIT?

A. As a current shareholder of Absolute Glass, your class of stock and the number of shares that you hold will be affected only as a result of the reverse stock split. For example, a current holder of 200 shares of common stock will remain a holder of 1 share of common stock.

Q.  WILL THE REVERSE STOCK SPLIT RESULT IN ANY TAX LIABILITY TO ME?

A. The proposed changes are intended to be tax free for federal income tax purposes.

Q.  WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE REVERSE SPLIT?

A. The reverse split is approved by the affirmative vote of a majority of the votes of eligible voting securities is required. Consents in favor of the reverse split have already been received from shareholders holding a majority of the votes of eligible voting securities of Absolute Glass.

Q.  WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A.  The Company will pay for the delivery of this information statement.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

The following table sets forth information about the beneficial ownership of Absolute Glass' Capital Stock, as of May 9, 2005 by (i) each person who is known by Absolute Glass to own beneficially more than five percent (5%) of the outstanding shares of Capital Stock; (ii) each of Absolute Glass' named Executive Officers and Directors; and (iii) all Directors and Executive
Officers as a group:

                                                     Amount
Title     Name and Address                           of shares          Percent
of        of Beneficial                              held by              of
Class     Owner of Shares          Position          Owner              Class
-------------------------------------------------------------------------------
Common    Eva Esparza Barrza(1)  Director           3,000,000           9.1%
Common    John Dean Harper(2)    Shareholder        2,012,000           6.1%
Common    Michael I. Kling(3)    Shareholder        6,839,963          20.8%
Common    Thunder Box Limited(4) Shareholder        1,877,000           5.7%
Common    Dane VanBreene(5)      Shareholder        4,080,000          12.4%
-------------------------------------------------------------------------------
Totals:                                            17,808,963          54.1%

All Executive Officers and
Directors as a Group (1 person)                     3,000,000           9.1%


The percentages listed in the Percent of Class column are based upon 32,863,690 outstanding shares of Common Stock, which will be the number of outstanding shares of Common Stock as of the effective date.

(1)  Eva Esparza Barrza, 3140 Venture Drive, Las Vegas, NV  89101.
(2)  John Dean Harper, 201 S. Las Vegas Blvd, Suite 200, Las Vegas, NV  89101.
(3)  Michael I. Kling, 9525 Hillwood, Suite 160, Las Vegas, NV  89134.
(4)  Thunder Box Limited, a Vanuatu corporation, PFK House, Lini Highway,
     P.O. Box 211, Port Vila, Vanuatu, beneficially owned by Thunder Box Limited, Alexander Gilliland, President and Director.
(5)  Dane VanBreene, 785 Goddard Court, Alpharetta, GA  30005.

NEVADA ANTI-TAKEOVER PROVISIONS
-------------------------------

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to Absolute Glass. Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the Absolute Glass shares, unless the transaction is approved by Absolute Glass' Board of Directors. The provisions also prohibit the Company from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of Absolute Glass.

ADDITIONAL INFORMATION
----------------------

Additional information concerning Absolute Glass Protection, Inc. including its Form 10-KSB annual report for the year ended September 30, 2004 and quarterly reports on Form 10-QSB for the past quarters ended December 31, 2004, June 30, 2004 and March 31, 2004, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.


CONCLUSION
----------

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Dated:  May 9, 2005


By Order of the Board of Directors

/s/  Evagelina Esparza B.
-----------------------------
     Evagelina Esparza Barrza
     Director

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